U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 23, 2008

Photonic Products Group, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	000-11668	22-2003247
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

181 Legrand Avenue, Northvale, New Jersey		07647
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (201) 767-1910

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Photonic Products Group, Inc. (PPGI, the “Company”) announced that Clarex, Limited (“Clarex”) a major shareholder, has exercised its remaining 200,000 warrants, issued in 2004 as consideration for its extending the maturity date of the Company’s $1,700,000 senior secured note then held by Clarex. The warrant exercise price was $1.08 per share. The Company has received payment in full of the exercise price of $216,000 and will issue 200,000 shares of its common stock to Clarex on, or about, May 23, 2008.

As previously reported, on January 29, 2008, the Board of Directors authorized the accelerated repayment in full of the senior secured $1,700,000 note held by Clarex and full accrued interest of $477,444. Repayment was made in February 2008. Subsequently on March 27, 2008, Clarex notified the Company that it had elected to exercise 200,000 warrants expiring on March 31, 2008 which had been granted as consideration for funding the secured note in 2003. The Company subsequently received payment in full of the $85,000 exercise price and 200,000 shares of its common stock were shortly thereafter issued.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 23, 2008
	By:	/s/ Daniel Lehrfeld
(Daniel Lehrfeld)
Chief Executive Officer